EXHIBIT 99.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements is presented to illustrate the estimated effects of the acquisition by Tribute Pharmaceuticals Canada Inc. (formerly Stellar Pharmaceuticals Inc.) (“Stellar” or the “Company”) of Tribute Pharma Canada Inc. and Tribute Pharmaceuticals Canada Ltd. (together herein referred to as “Tribute”), (Tribute, together with Stellar, are referred to as the “Combined Entity”) which was completed on December 1, 2011. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and unaudited pro forma condensed consolidated statement of operations and comprehensive (loss) for the nine months ended September 30, 2011 are based upon and derived from and should be read in conjunction with the historical unaudited financial statements of Stellar (which are available in Stellar’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011) and historical unaudited financial information of Tribute prepared in accordance with IAS 34 Interim Financial Reporting, as of and for such period which are included in Exhibit 99.1 to the Form 8-K/A, which Tribute’s management adjusted to reflect Tribute’s consolidated financial statements on a consistent U.S. GAAP basis with Stellar. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 is based upon and derived from and should be read in conjunction with the historical audited financial statements of Stellar (which are available in Stellar’s Annual Report on Form 10-K for the year ended December 31, 2010) and the historical audited IFRS financial statements of Tribute Pharma Canada Inc. for the year ended March 31, 2011 and of Tribute Pharmaceuticals Canada Ltd. for the year ended June 30, 2011 (refer to Exhibit 99.1 to the Form 8-K/A for the IFRS financial statements of Tribute), which Tribute’s management adjusted to reflect Tribute’s consolidated financial statements on a consistent U.S. GAAP basis with Stellar. The IFRS to U.S. GAAP adjustments are unaudited. The acquisition has been accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations”.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma condensed consolidated financial information that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated financial statements. Under ASC 805, assets acquired and liabilities assumed are recorded at fair value. The fair value of Tribute’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value as of September 30, 2011. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. The establishment of the fair value of consideration for acquisitions requires the extensive use of significant estimates and management’s judgment to establish the fair value of consideration, including contingent consideration. Significant judgment is required in determining the estimated fair values of identifiable intangible assets, certain tangible assets and certain liabilities assumed. Such a valuation requires estimates and assumptions including, but not limited to, determining the timing and estimated costs to complete each in-process project, projecting the timing of regulatory approvals, estimating future cash flows and direct costs in addition to developing the appropriate discount rates and current market profit margins. Certain market based assumptions were used when data was not available, however, management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available.

The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2010 and the nine months ended September 30, 2011 assume the completion of the acquisition occurred on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 assumes the completion of the acquisition occurred on September 30, 2011. The unaudited pro forma condensed consolidated financial statements have been prepared by management in accordance with the regulations of the SEC and is not necessarily indicative of the condensed consolidated financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated condensed consolidated financial position or future results of operations that the Combined Entity will experience after the acquisition. In addition, the accompanying unaudited pro forma condensed consolidated statements of operations do not include any expected cost savings or restructuring actions which may be achievable subsequent to the acquisition or the impact of any non-recurring activity and one-time transaction related costs. Certain financial information of Tribute as presented in its financial statements has been reclassified to conform to the historical presentation in Stellar’s financial statements for purposes of preparation of the unaudited pro forma condensed consolidated financial statements.

This unaudited pro forma condensed consolidated financial statement should be read in conjunction with the accompanying notes and assumptions as well as the historical financial statements and related notes of Stellar contained in its Annual Report on Form 10 -K and Quarterly Reports on Form 10-Q filed by Stellar with the SEC and the historical financial statements and related notes of Tribute filed as Exhibits 99.1-99.5 to the Form 8-K/A, and which are incorporated by reference herein.

TRIBUTE PHARMACEUTICALS CANADA INC. (FORMERLY STELLAR PHARMACEUTICALS INC.)
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As at September 30, 2011

(Stated in Canadian Dollars)

				Tribute - IFRS to
	Historical Stellar	Historical Tribute	Historical Tribute	US GAAP
	Pharmaceuticals	Pharma Canada	Pharmaceuticals	adjustments and	Pro Forma	Footnote		Pro Forma
	Inc.	Inc. - IFRS	Canada Ltd. - IFRS	reclassifications	Adjustments	Reference		Consolidation
Assets
Current
Cash and cash equivalents	$3,511,390	$(16,794)	$(101)	$-	$(670,000)	5	h	$1,824,495
					(1,000,000)	5	a
Accounts receivable	364,792	566,949	-	-	-			931,741
Inventories	900,908	-	-	-	-			900,908
Taxes recoverable	38,760	48,771	-	-	-			87,531
Loan receivable	15,814	-	-	-	-			15,814
Prepaids, deposits and sundry receivables	121,047	-	-	-	-			121,047
Total current assets	4,952,711	598,926	(101)	-	(1,670,000)			3,881,536

Property, plant and equipment	1,498,114	-	-	-	-			1,498,114
Due from related company	-	629,341	(629,341)	-	-			-
Intangible assets	159,212	-	255,820	-	10,004,000	5	c	10,171,271
					(247,761)	5	i
Goodwill	-	-	-	-	1,266,184	5	e	1,266,184
Total Assets	$6,610,037	$1,228,267	$(373,622)	$-	$9,352,423			$16,817,105

Liabilities
Current
Accounts payable and accrued liabilities	$441,787	$1,589,711	$71,707	$-	$-			$2,103,205
Deferred revenues	8,393	-	-	-	-			8,393
Total current liabilities	450,180	1,589,711	71,707	-	-			2,111,598
Amount payable and contingent consideration	-	-	-	-	1,290,017	5	f	1,290,017
Long term warrant liability	15,064	-	-	-	-			15,064
Deferred tax liability	-	-	-	-	2,501,000	5	d	2,501,000
Total liabilities	465,244	1,589,711	71,707	-	3,791,017			5,917,679

Shareholders' Equity
Common shares	9,046,206	57,001	2	-	(57,003)	5	g	14,718,600
					5,672,394	5	a
Additional paid-in capital options	1,083,625	-	-	-	-			1,083,625
Deficit	(3,985,038)	(418,445)	(445,331)	-	863,776	5	g	(4,902,799)
					(670,000)	5	h
					(247,761)	5	i
Total shareholders' equity	6,144,793	(361,444)	(445,329)	-	5,561,406			10,899,426
Total Liabilities and Shareholders' Equity	$6,610,037	$1,228,267	$(373,622)	$-	$9,352,423			$16,817,105

TRIBUTE PHARMACEUTICALS CANADA INC. (FORMERLY STELLAR PHARMACEUTICALS INC.)
Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss
For the year ended December 31, 2010

(Stated in Canadian Dollars)

		Historical
		Tribute	Historical Tribute
		Pharma	Pharmaceuticals	Tribute - IFRS to
	Historical	Canada Inc. -	Canada Ltd. -	US GAAP
	Stellar	IFRS	IFRS	adjustments and	Pro Forma	Footnote		Pro Forma
	12/31/2010	3/31/2011	3/31/2011	Reclassifications	Adjustments	Reference		Consolidation

Revenues
Licensed domestic product net sales	-	7,813,869	-	-	-			7,813,869
Other domestic product sales	1,879,554	-	-	-	-			1,879,554
International product sales	835,381	-	-	-	-			835,381
Royalty and licensing revenues	2,022,383	-	-	-	-			2,022,383
	4,737,318	7,813,869	-	-	-			12,551,187
Cost of Sales
Licensor sales and distribution fees	-	6,131,254	-	-	-			6,131,254
Cost of products sold	947,069	-	-	-	-			947,069
Write down of inventories	120,328	-	-	-	-			120,328
Product returns allowance	75,160	-	-	-	-			75,160

Gross Profit	3,594,761	1,682,615	-	-	-			5,277,376

Expenses
Selling, general and administrative	2,488,278	1,615,786	-	-	-			4,104,064
Amortization of assets	49,720	-	-	-	330,348	6	b	380,068
Operating expenses	2,537,998	1,615,786	-	-	330,348			4,484,132

Income from operations	1,056,763	66,829	-	-	(330,348)			793,244

Non-operating Income (Expenses)
Product development costs			(142,505)	-	-			(142,505)
Retirement payout	(401,000)	-	-	-	-			(401,000)
Change in warrant liability	(10,048)	-	-	-	-			(10,048)
Loss on disposal of equipment	(15,308)	-	-	-	-			(15,308)
Research and development	(115,471)	-	-	-	-			(115,471)
Acquisition costs		-	-	-	(670,000)	6	a	(670,000)
Interest and other income	10,772	-	-	-	-			10,772
Income and Comprehensive Income
for the year before tax	525,708	66,829	(142,505)	-	(1,000,348)			(550,316)
Current income tax expense	-	27,457	-		(27,457)	6	c	-
Net Income and Comprehensive
Income	525,708	39,372	(142,505)	-	(972,891)			(550,316)

Earnings per share
- Basic	0.02				(0.03)	6	d	(0.01)
- Diluted	0.02				(0.03)			(0.01)

Weighted average number of common shares	24,610,042				13,000,000			37,610,042

TRIBUTE PHARMACEUTICALS CANADA INC. (FORMERLY STELLAR PHARMACEUTICALS INC.)

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss
For the nine month period ended September 30, 2011

(Stated in Canadian Dollars)

	Historical	Historical Tribute Pharma Canada Inc. -	Historical Tribute Pharmaceuticals Canada Ltd. -	Tribute - IFRS to US GAAP adjustments and	Pro Forma	Footnote		Pro Forma
	Stellar	IFRS	IFRS	Reclassifications	Adjustments	Reference		Consolidation

Revenues
Licensed domestic product net sales	-	5,769,707	-	-	-			5,769,707
Other domestic product sales	1,420,885	-	-	-	-			1,420,885
International product sales	960,799	-	-	-	-			960,799
Royalty and licensing revenues	14,226	-	-	-	-			14,226
	2,395,910	5,769,707	-	-	-			8,165,617
Cost of Sales
Licensor sales and distribution fees	-	4,513,249	-	-	-			4,513,249
Cost of products sold	634,799	-	-	-	-			634,799
Gross Profit	1,761,111	1,256,458	-	-	-			3,017,569

Expenses
Selling, general and administrative	2,024,640	1,532,393	-	-	-			3,557,033
Amortization of assets	36,438	-	-	-	247,761	6	b	284,199
Operating expenses	2,061,078	1,532,393	-	-	247,761			3,841,232

Income from operations	(299,967)	(275,935)	-	-	(247,761)			(823,663)

Non-operating Income (Expenses)
Product development costs	-	-	(260,783)	-	-			(260,783)
Change in warrant liability	201,759	-	-	-	-			201,759
Research and development	(45,966)	-	-	-	-			(45,966)
Interest and other income	11,945	-	-	-	-			11,945
Loss and Comprehensive Loss for
the period before tax	(132,229)	(275,935)	(260,783)	-	(247,761)			(916,708)
Current income tax expense	-	-	-	-	-			-
Net Loss and Comprehensive Loss	(132,229)	(275,935)	(260,783)	-	(247,761)			(916,708)

Earnings per share
- Basic	(0.01)				(0.01)			(0.02)
- Diluted	(0.01)				(0.01)			(0.02)

Weighted average number of common shares	24,610,042				13,000,000			37,610,042

1. Description of Acquisition

On December 1, 2011, the Company acquired 100% of the outstanding shares of privately-held Tribute, a Canadian-based specialty pharmaceutical company. Tribute's shareholders were paid 13,000,000 common shares of Stellar, $1,000,000 in cash consideration, with an additional $500,000 in cash consideration payable to Tribute shareholders on December 1, 2012. Upon approval by Health Canada for the marketing and sale of Cambia, Tribute shareholders will also be entitled to an additional 2,000,000 common shares of the Company. The Company estimated the fair value of the contingent consideration by assigning an achievement probability to each potential milestone and discounting the associated cash payment to its present value using a risk adjusted rate of return. The Company evaluates its estimates of fair value of contingent consideration liabilities at the end of each reporting period until the liability is settled.

2. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting and was based on the historical financial statements of Stellar and Tribute. The acquisition method of accounting is based on ASC 805, which uses the fair value concepts defined in ASC 820, “Fair Value Measurement,” (“ASC 820”). The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, are expected to have a continuing impact on the combined results.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date and that the fair value of acquired intangible assets be recorded on the balance sheet regardless of the likelihood of success of the related product as of the acquisition date. In addition, ASC 805 establishes that contingent common stock consideration transferred be measured as of the acquisition date at the then current market price. This requirement will likely result in a per share equity component that is different at acquisition date than the amount assumed in these unaudited pro forma condensed consolidated financial statements.

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under U.S. GAAP, expands disclosures about fair-value measurements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. As a result of the requirements of ASC 820, Stellar may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measurement that do not reflect Stellar’s intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

ASC 820 also requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can reasonably be estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450 “Disclosure of Certain Loss Contingencies” (“ASC 450”) . If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. Tribute has not identified any such contingencies and therefore ASC 450 is not applicable to the company.

3. Accounting Policies

Following the acquisition, Stellar will conduct a review of Tribute’s accounting policies in an effort to determine if differences in accounting policies require restatement or reclassification of Tribute’s results of operations or reclassification of assets or liabilities to conform to Stellar’s accounting policies and classifications. As a result of that review, Stellar may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on these pro forma condensed consolidated financial statements. During the preparation of these pro forma condensed consolidated financial statements, Stellar was not aware of any material differences between accounting policies of the three companies and accordingly, these pro forma condensed consolidated financial statements do not assume any material differences in accounting policies between the three companies.

4. Adjustments from IFRS to U.S. GAAP

The accompanying unaudited pro forma condensed consolidated financial statements were prepared based on the following historical financial information of Tribute:

●
The unaudited pro forma condensed balance sheet as at September 30, 2011 includes information from the historical unaudited balance sheet information of Tribute Pharma Canada Inc. and Tribute Pharmaceuticals Ltd. as at September 30, 2011, prepared using IFRS (refer to Exhibits 99.3 and 99.4 to the Form 8-K/A), which Tribute management adjusted to reflect Tribute’s financial statements on a consistent U.S. GAAP basis with Stellar. These adjustments to U.S. GAAP are unaudited;

●
The unaudited pro forma condensed statement of operations for the fiscal year ended December 31, 2010 includes information from the historical audited financial statements of Tribute for the fiscal years ended March 31, 2011 and 2010 for Tribute Pharma Canada Inc. and the fiscal year ended June 30, 2011 for Tribute Pharmaceuticals Canada Ltd., prepared using IFRS (refer to Exhibits 99.1 and 99.2 to the Form 8-K/A), which Tribute management adjusted to reflect Tribute’s financial statements on a consistent U.S. GAAP basis with Stellar. These adjustments to U.S. GAAP are unaudited; and

●
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2011 includes the historical unaudited combined financial information of Tribute for the nine months ended September 30, 2011, prepared using IFRS (refer to Exhibits 99.3 and 99.4 to the Form 8-K/A), which Tribute management adjusted to reflect Tribute’s financial statements on a consistent U.S. GAAP basis with Stellar. These adjustments to U.S. GAAP are unaudited.

This footnote should be read in conjunction with “Note 1. Description of Acquisition,” “Note 2. Basis of Presentation,” and “Note 3. Accounting Policies”.

At this time, Stellar is not aware of any differences between Tribute’s IFRS-based financial statements and financial information to U.S. GAAP that would have a material impact on the accompanying unaudited pro forma condensed consolidated financial statements.

5. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

This footnote should be read in conjunction with “Note 1. Description of Acquisition,” “Note 2. Basis of Presentation,” “Note 3. Accounting Policies,” and “Note 4. Adjustments from IFRS to U.S. GAAP”. Adjustments included in the columns “Pro Forma Adjustments” to the accompanying unaudited pro forma condensed consolidated balance sheet as at September 30, 2011 are represented by the following:

Purchase Price Consideration Paid	Note	Amount

Estimated fair value of common stock issued	(5a)	$5,672,394
Cash	(5a)	1,000,000
Contingent consideration	(5a)	1,290,017
		$7,962,411
Recognized amounts for identifiable assets acquired and liabilities assumed
Book value of Tribute's net assets	(5b)	(806,773)
Allocation of consideration to fair value of assets acquired:
Intangible assets	(5c)	10,004,000
Deferred tax liabilities	(5d)	(2,501,000)
Goodwill	(5e)	$1,266,184
		7,962,411

a.
Under the acquisition method of accounting, the total estimated consideration and the change in the values of identifiable tangible and intangible assets acquired and liabilities assumed to be recognized at the acquisition date are as indicated in the table above. For purposes of the unaudited pro forma condensed consolidated balance sheet, the estimated value of the contingent consideration and the common shares to be issued is $1,290,017 and $5,672,394 based on estimated fair value of Stellar’s stock price of USD$0.42 per share at September 30, 2011.

b.	Reflects the acquisition of the historical book value of net assets acquired of Tribute as of the acquisition date.

c.
Of the total estimated consideration, approximately $10,004,000 relates to identified intangible assets representing $2,340,000 that are expected to be amortized over a weighted average useful life of seven years and a licensing agreement subject to regulatory approval of $7,664,000. As the licensing agreement subject to regulatory approval is not currently marketed, no amortization of these items is reflected in the unaudited pro forma condensed consolidated statements of operations for either the fiscal year ended December 31, 2010 or the nine months ended September 30, 2011.

The fair value estimate for identifiable intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. For purposes of the accompanying unaudited pro forma condensed consolidated financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for identified intangibles may differ from this preliminary determination.

The fair value of identifiable intangible assets is determined primarily using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the identifiable intangible assets valuations, from the perspective of a market participant, include the estimated net cash flows for each year for each license agreement (including net revenues cost of sales, research and development costs, selling and marketing costs and working capital/asset contributory asset charges), the appropriate discount rate to select in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, competitive trends impacting the asset and each cash flow stream as well as other factors. The major risks and uncertainties associated with the timely and successful completion of the license agreements include legal risk and regulatory risk. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change or the timely completion of each project to commercial success will occur. For these and other reasons, actual results may vary significantly from estimated results.

d.
Reflects a deferred income tax liability resulting from fair value adjustments for the identifiable intangible assets acquired of $10,004,000. This estimate of deferred tax liabilities was determined based on the excess book basis over the tax basis of the identifiable intangible assets acquired at an estimated statutory tax rate of approximately 25%. This estimate is preliminary and is subject to change based upon management’s final determination of the fair values of tangible and identifiable intangible assets acquired and liabilities assumed.

e.
Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The amount of goodwill presented in the above table reflects the estimated goodwill as a result of the acquisition of $1,266,184.

f.
Represents (i) the recording of the estimated value of the contingent consideration as $872,676 based on the estimated fair value of Stellar’s stock price of USD$0.42 per share at September 30, 2011 as discussed in 5a. above and (ii) an amount payable of $500,000 due on December 1, 2012, which has been presented at its present value as of the date of acquisition at $417,341

g.	Represents the elimination of Tribute historical equity related accounts including accumulated deficit.

h.	Represents non-recurring acquisition related costs that are not expected to have a continuing impact on operations.

i.
Pro forma adjustment reflects incremental amortization expense related to intangible assets which were recorded as a result of preliminary application of acquisition accounting. Such assets are amortized over the expected useful life of 7 years.

6. Unaudited Pro Forma Condensed Consolidated Statement of Operations Adjustments

This footnote should be read in conjunction with “Note 1. Description of Acquisition,” “Note 2. Basis of Presentation,” “Note 3. Accounting Policies,” “Note 4. Adjustments from IFRS to U.S. GAAP,” and “Note 7. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments.” Adjustments included in the columns “Pro Forma Adjustments” to the accompanying unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2010 and nine months ended September 30, 2011 are represented by the following:

a.	Represents acquisition costs incurred by Stellar for the year ended December 31, 2010.

b.
Represents increased amortization for the fair value of identified intangible assets with definite lives. The increase in amortization expense for intangible assets is based on a weighted average useful life of seven years.

c.
Represents the estimated reduction of the pro forma tax provision resulting from the combination of the consolidated tax groups of Stellar and Tribute, consideration of their related tax attributes, and the impact of the pro forma adjustments. This adjustment is preliminary and is subject to additional analysis.

d.	Pro forma adjustment to add the 13,000,000 common shares of Stellar’s common stock issued to Tribute’s shareholders on the date of acquisition as if the shares were issued on January 1, 2010.